UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2008

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Apollo Group, Inc. announced tuition increases for its University of Phoenix students which will go into effect for courses beginning on or after July 1, 2008. The increases are designed to enable the University of Phoenix to maintain its high degree of academic excellence.

The tuition increases will include an increase of approximately 10% for its associate programs and other selective tuition increases averaging 4% to 5%, depending on geographic area and program, for bachelor and masters degree programs. There is currently no planned tuition increase for doctoral programs. The impact of these price changes on future revenue and operating income will depend on several factors including, but not limited to, changes in enrollment, changes in student mix within programs and degree levels, and discounts. Apollo Group will discuss these price changes in its previously announced third quarter earnings conference call on July 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

June 12, 2008	By:	/s/ Brian L. Swartz

Name: Brian L. Swartz
Title: Senior Vice President of Finance and Chief Accounting Officer